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                                                                     EXHIBIT (5)
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FIRST UNION CORPORATION     ONE FIRST UNION CENTER (0013)       225 WATER STREET (0585)
LEGAL DIVISION              CHARLOTTE, NORTH CAROLINA 28288     JACKSONVILLE, FLORIDA 32202
                            704 374-6828                        904 361-3518
                            FAX: 704 374-3425                   FAX: 904 361-3144
MARION A. COWELL, JR.
EXECUTIVE VICE PRESIDENT
GENERAL COUNSEL AND
SECRETARY
REPLY TO CHARLOTTE
OFFICE
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                                                                  April 12, 1994
Board of Directors
First Union Corporation
Charlotte, North Carolina 28288
Gentlemen:
     I have acted as counsel for First Union Corporation (the "Corporation") in connection with the registration on Form S-4 (the "Registration Statement") of
5,000,000 shares of the Corporation's Common Stock, $3.33 1/3 par value per share (together with the rights attached thereto, the "First Union Common
Shares"), which are issuable under the terms of an Agreement and Plan of Mergers
(the "Plan"), dated as of January 17, 1994, by and among the Corporation, First
Union Corporation of Florida, First Union National Bank of Florida, BancFlorida
Financial Corporation and BancFlorida, a Federal Savings Bank.
     On the basis of such investigation as I deemed necessary, I am of the opinion that:
     (1) the Corporation has been duly incorporated and is validly existing under the laws of the State of North Carolina; and
     (2) the First Union Common Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Plan, will be validly issued, fully paid and nonassessable.
     I hereby consent to the use of my name under the heading "Legal Opinions"
in the Prospectus/Proxy Statement included in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement.
                                         Very truly yours,
                                         MARION A. COWELL, JR.